Exhibit 24.2

BELLRING BRANDS, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Craig L. Rosenthal and Paul A. Rode, with full power to each of them to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign each of the Registration Statement on Form S-8 (File No. 333-238306), the Registration Statement on Form S-8 (File No. 333-237494) and the Registration Statement on Form S-8 (File No. 333-234290), in each case, of BellRing Brands, Inc. (collectively, the “Registration Statements”), any and all amendments including post-effective amendments to each such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their substitute or substitutes full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS HEREOF, the undersigned has subscribed his or her name as of the date set forth below.

Signature	Title	Date

/s/ Chonda J. Nwamu	Director	March 10, 2022
Chonda J. Nwamu